As filed with the Securities and Exchange Commission on August 23, 2005
     Registration No. 333-___

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
MIDWAY GAMES INC.
(Exact name of Registrant as specified in its charter)

Delaware	22-2906244
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Pamela E. Flaherty, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
(212) 885-5174
     Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as the selling stockholders shall determine.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate offering	Amount of
Title of securities to be registered	be registered	per share	price	Registration Fee
Common stock, par value $.01 (1)	119,433 shares (2)	$14.75 (3)	$1,761,637 (3)	$0 (4)

(1)	Also relates to stock purchase rights that are attached to all shares of common stock of the Registrant in accordance with the Third Amended and Restated Rights Agreement between the Registrant and The Bank of New York, dated October 14, 2003. These rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the common stock and are transferred along with and only with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

(2)	Represents up to 119,433 shares of common stock of the Registrant being registered for resale by the holders of these shares or holders of rights to acquire these shares and an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the shares to be offered by these holders.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on August 17, 2005.

(4)	The registration fee has been reduced by $207.34, which amount is being offset, under Rule 457(p), against fees previously paid with the Registrant’s registration statement on Form S-3, initially filed on June 22, 2001 (File No. 333-63642) in respect of 5,814,108 of the shares registered in that offering which were never sold or issued in that offering and were subsequently deregistered.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

MIDWAY GAMES INC.
Up to 119,433 Shares of Common Stock
par value $.01

     The persons offering shares of our common stock by means of this prospectus, and the maximum number of shares that they may offer, are identified under the heading “Selling Stockholders” in this prospectus. The selling stockholders acquired the shares or rights to acquire the shares of our common stock covered by this prospectus in connection with our acquisition of Ratbag Holdings Pty Ltd (“Ratbag”), a software development company located in Australia. See “Selling Stockholders” on pages 3 and 4 below.
     Our principal executive office is located at 2704 West Roscoe Street, Chicago, IL 60618, telephone no. (773) 961-2222. Our common stock is listed on the New York Stock Exchange under the symbol “MWY.” On August 22, 2005, the last reported sale price of our common stock on the NYSE was $16.00 per share.
     The selling stockholders may offer shares through public or private transactions, at prevailing market prices, at privately negotiated prices or by any other lawful method. The selling stockholders are not required to sell any of their shares. More detailed information about the distribution of the shares is found in the section of this prospectus entitled “Plan of Distribution.”

Investing in our common stock involves risks.
See “Risk Factors” on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is ______________, 2005.

About this Prospectus
     You should carefully read this prospectus before purchasing our common stock, including the information under the heading “Risk Factors.” You should also carefully read the documents that are identified under the heading “Documents Incorporated by Reference” near the end of this prospectus.
Risk Factors
     Investing in our securities involves risks. The most significant factors that make an investment in our securities risky or speculative are discussed under the captions “Item 1. Business—Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K; and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated by reference in this prospectus. These factors, and others that are not presently known to us, may cause our operating results to vary from anticipated results or may materially and adversely affect our business and financial condition. If any of the unfavorable events or circumstances described in the risk factors actually occur, our business may suffer, the trading price of our common stock and other securities could decline, and you could lose all or part of your investment.
Forward-Looking Statements
     Some of the information in this prospectus contains “forward-looking statements” within the meaning of the federal securities laws. These statements may also be found in the information incorporated by reference in this prospectus. These statements describe our plans, strategies and goals and our beliefs concerning future business conditions and our business outlook based on currently available information. We make no commitment to update the forward-looking statements included in this prospectus, except as required by law. Forward-looking statements typically are identified by use of terms describing future events and terms such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “seek,” “believe,” “plan,” “strategy,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. You should consider carefully the discussion of risks and uncertainties incorporated by reference as described under the heading “Risk Factors” above and in other sections of this prospectus, as well as in the information incorporated by reference, which describe additional factors that could cause events or our actual results to differ from the expectations expressed in the forward-looking statements.
Use of Proceeds
     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders in this offering.
Common Stock Market Price Data
     Our common stock trades publicly on the NYSE under the symbol “MWY.” The following table shows the high and low closing sale prices of our common stock for the periods indicated as reported on the NYSE:

Calendar Period	High	Low
2003
First Quarter	$4.62	$2.95
Second Quarter	4.22	3.14
Third Quarter	3.82	2.10
Fourth Quarter	3.92	2.62

Calendar Period	High	Low
2004
First Quarter	$7.38	$3.65
Second Quarter	12.85	7.25
Third Quarter	12.53	9.45
Fourth Quarter	11.63	9.23

2005
First Quarter	$10.66	$8.69
Second Quarter	11.11	8.19
Third Quarter (through August 22, 2005)	16.00	11.19
On August 22, 2005, there were approximately 1,050 holders of record of our common stock.
Dividend Policy
     We have never paid cash dividends on our common stock. In addition, under our agreements with our bank and with some of our securityholders, we are prohibited from paying cash dividends on our common stock. We plan to retain any earnings to fund the operation of our business.
Selling Stockholders
     We are registering a total of 119,433 shares of common stock in order to permit the persons named below to offer the shares for resale from time to time. We have agreed to pay the expenses of the registration.
     On August 4, 2005, we issued 377,453 shares of our common stock as consideration for all of the shares of capital stock of Ratbag Holdings Pty Ltd. This prospectus covers 30,196 of those shares, which were issued to Martin Cooper in exchange for his Ratbag shares. This prospectus also covers 41,117 shares of our common stock issued on the same date to five persons, including Mr. Cooper, as consideration for the extinguishment of all rights to acquire shares of capital stock of Ratbag. 1,055 of those shares were issued to Mr. Cooper. This prospectus also covers up to 38,050 shares that may be issued to employees of Ratbag, as described below.
     Of Mr. Cooper’s shares of our common stock that are covered by this prospectus, 1,153 will be held in escrow until August 4, 2006 and another 3,349 will be held in escrow until August 4, 2008 for his potential indemnification obligations to us. These shares may not be sold as long as they are held in escrow. He has also agreed not to sell or otherwise transfer the following numbers of the remaining shares issued to him until the following dates: 4,935 shares until August 4, 2006; another 4,566 shares until after August 4, 2007; and another 1,218 shares until after August 4, 2008.
     We also agreed with Mr. Cooper and the other four selling stockholders who received their shares on August 4, 2005 in extinguishment of rights to acquire Ratbag shares, to issue additional shares of our common stock to them if the price of our common stock is less than $13.14 per share at the time that the registration statement, of which this prospectus forms a part, is declared effective. If that happens, we will issue a number of additional shares calculated by dividing $737,050 by the closing price per share of our common stock on the business day immediately preceding the date the registration statement is declared effective, and subtracting 56,092. The additional shares will be allocated to those selling stockholders pro rata in accordance with the respective number of our shares issued to them in connection with our acquisition of Ratbag that are subject to the adjustment. Within the total number of shares covered by this prospectus, we have included 10,070 additional shares to cover any shares that may be issued under these conditions. None of these additional shares, if any are issued, will be subject to any of the contractual transfer restrictions described above.

     On August 4, 2005, we also granted rights to purchase an aggregate of 38,050 shares of our common stock to 10 employees of Ratbag as inducements to remain so employed after the acquisition. These rights are exercisable as to 33% of these shares on August 4, 2006, as to an additional 33% of these shares on August 4, 2007 and as to an additional 34% of these shares on August 4, 2008. Rights may be exercised without consideration for those shares only within the one-month period following each the date they become exercisable. If the employee’s services with us (including our subsidiaries) are terminated for any reason except for a termination by us without cause, the employee will forfeit any unexercised rights. The holders of the rights are identified in the selling stockholder table below.
     Prior to the acquisition, Ratbag provided videogame development services to us. The selling stockholders, as indicated by the footnotes to the selling stockholder table below, were employees or a consultant of Ratbag prior to the acquisition. The selling stockholders other than Mr. Cooper continue to be so employed. Except in their service to Ratbag, the selling stockholders have not had any material relationships with us in the past three years.
     Each of the selling stockholders has advised us that he or she is not a registered broker-dealer and is not an affiliate of a registered broker-dealer.
     The table below identifies the selling stockholders and other information regarding the beneficial ownership of our common stock by each of the selling stockholders. The second column lists the number of shares of our common stock beneficially owned by each selling stockholder as of August 22, 2005. The third column lists the number of shares of common stock that may be offered by each selling stockholder through this prospectus.
     The fourth and fifth columns assume the sale of all of the shares offered by each selling stockholder in this offering, although the selling stockholders are not required to sell any of their shares included in this prospectus. We do not know whether any selling stockholder will sell any or all of his or her shares of common stock under this prospectus.

			Shares	Percent of Class
	Amount and Nature of	Shares to	Beneficially Owned	Beneficially Owned
Name of each selling stockholder	Beneficial Ownership	be Sold (1)	After Offering	After Offering(2)
Mark Stewart Bracken (3)	13,889	16,382	0	0%
Pierangelo Della Porta (3)	8,370	9,873	0	0%
Nicholas Jon Young (3)	1,046	1,234	0	0%
Cameron Jack Dunn (3)(4)	16,757	23,570	0	0%
Sadhana Pereira (4)	0	3,805	0	0%
Adam Mackay-Smith (4)	0	3,805	0	0%
Andrew Medlin (4)	0	3,805	0	0%
David Joseph Todd (4)	0	3,805	0	0%
Frantisek Fulin (4)	0	3,805	0	0%
Karl Burdack (4)	0	3,805	0	0%
Kim Forrest (4)	0	3,805	0	0%
Robin Maddock (4)	0	3,805	0	0%
Tony Albrecht (4)	0	3,805	0	0%
Martin Saumarez Cooper (3)(5)	31,251	34,129	0	0%
Total	71,313	119,433	0	0%

(1)	Represents the maximum number of shares that could be sold under this prospectus. An aggregate of 10,070 of the shares in this column, allocated among the selling stockholders as described above, represents the additional shares that may be issued in respect of adjustments, as described above. The table assumes that the selling stockholders sell all of their shares being offered under this prospectus. Each selling stockholder, however, will determine the number of shares to be sold by that holder and if or when he or she will sell.

(2)	Calculated based on 87,667,369 shares of common stock outstanding as of August 22, 2005.

(3)	These persons were holders of rights to purchase shares of common stock of Ratbag prior to the acquisition and received shares of our common stock as consideration for the extinguishment of all rights to acquire shares of Ratbag.

(4)	These persons were employees of Ratbag prior to the acquisition and received rights to acquire shares of our common stock as inducements to remain employed by Ratbag after the acquisition. The rights become exercisable as described above.

(5)	Mr. Cooper was consultant, rights holder and shareholder of Ratbag and received some of his shares of our common stock as consideration for his Ratbag shares, as described above.
Plan of Distribution
     The shares of common stock to be sold in this offering are listed for trading on the NYSE. The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus. The selling stockholders have agreed not to sell or offer to sell the shares in Australia within 12 months of the date they were issued.
     The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered through this prospectus directly or through one or more broker-dealers or agents. If the common stock is sold through broker-dealers or agents, the selling stockholder will be responsible for any commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices or in a combination of any of these methods of sale or by any other method permitted under applicable law.
     The selling stockholders and any broker-dealer participating in the distribution of shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts allowed to the broker-dealer may be deemed to be underwriting discounts or commissions under the Securities Act. Under the securities laws of some states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers.
     The selling stockholders have advised us that they are not residents of the United States and acquired the shares of common stock offered through this prospectus in a transaction outside the United States. The selling stockholders have also advised us that they have acquired their shares of common stock offered through this prospectus for investment and not for sale or distribution, except pursuant to a registration statement or an applicable exemption from registration under the Securities Act. Each of the selling stockholders has also advised us that he or she is not a registered broker-dealer and is not an affiliate of a registered broker-dealer. We do not know whether any selling stockholder will sell any or all of his or her shares of common stock under this prospectus.
     We will pay all expenses of the registration of the shares of common stock being offered under this prospectus, including SEC filing fees. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We expect that our expenses for this offering, including primarily filing fees and legal expenses, will be approximately $30,000.
     We will indemnify the selling stockholders who received their shares of our common stock as consideration for their shares of, or rights to acquire, Ratbag stock against liabilities, including some liabilities under the Securities Act of 1933 and the Securities Exchange Act of 1934, in accordance with an agreement with those holders. We will be indemnified by those selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by those selling stockholders for use in this prospectus.

     Each share of common stock is sold together with stock purchase rights under our Rights Agreement with the Bank of New York, as rights agent. These rights are described in a registration statement on Form 8-A/A, Amendment No. 4 (File No. 001-12367), which we filed with the SEC on October 16, 2003. See “Documents Incorporated by Reference” below.
Legal Matters
     The validity of the issuance of the shares offered by this prospectus will be passed upon by our counsel, Blank Rome LLP, New York, New York. As of August 22, 2005, partners of Blank Rome LLP held a total of 1,000 shares of our common stock and options to purchase 60,000 shares of our common stock.
Experts
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Where You Can Find More Information
     We have filed a registration statement on Form S-3 with the SEC in connection with this offering (File No. 333-___). In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC’s Public Reference Room at 100 F St., NE, Washington, DC 20549. You may call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site found at “www.sec.gov” and can be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. The SEC’s Internet site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.
Documents Incorporated by Reference
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we are disclosing important information to you without restating that information in this document. Instead, we are referring you to the documents listed below, and you should consider those documents to be part of this prospectus. Information that we file with the SEC after the date of this prospectus will update and supersede the information in this prospectus and the documents listed below.
     We incorporate by reference into this prospectus the documents listed below, all documents that we file under the Securities Exchange Act of 1934 after the date of the initial registration statement and prior to effectiveness of the registration statement and all documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, including exhibits, until this offering is terminated:

•	our annual report on Form 10-K for the year ended December 31, 2004;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;

•	our current reports on Form 8-K filed on March 2, 2005, March 3, 2005, March 9, 2005, May 10, 2005, May 11, 2005, June 7, 2005, August 5, 2005 and August 8, 2005; and

•	the description of our common stock and accompanying rights contained in our registration statement on Form 8-A/A, Amendment No. 4 (File No. 001-12367) filed on October 16, 2003.
     We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at:
Midway Games Inc.
2704 West Roscoe Street
Chicago, IL 60618
Attention: Deborah K. Fulton, General Counsel
Telephone: (773) 961-2222

     You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. This prospectus is not an offer to sell nor is it seeking an offer to buy the securities referred to in this prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of the securities referred to in this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the NYSE listing application fee and the SEC registration fee.

Registration Fee or Offset	$207
Accounting Fees and Expenses	3,000
NYSE listing application fee	2,500
Legal Fees and Expenses	20,000
Miscellaneous	4,293

Total	$30,000
Item 15. Indemnification of Directors and Officers.
     The Registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the Registrant, as amended (the “Bylaws”), by the Restated Certificate of Incorporation, as amended, of the Registrant (the “Certificate of Incorporation”) and by indemnification agreements entered into with directors and officers (the “Indemnity Agreements”).
     Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.
     The Certificate of Incorporation and Bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

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     The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware, and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase that protection.
     The Registrant has purchased an insurance policy that provides coverage for losses of up to an aggregate amount of $40 million arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the Registrant. The coverage only applies, however, if indemnity is not available pursuant to the provisions described above.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits.
The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit
Number	Description
4.1	Specimen Certificate of Common Stock, incorporated by reference to the Registrant’s registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).

4.2	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the current report on Form 8-K filed by the Registrant on October 15, 2003.

4.3	Ratbag Equity Award Rights Plan adopted by the Registrant in July 2005.

4.4	Form of Rights Agreements between the Registrant and former employees of Ratbag under the Ratbag Equity Award Rights Plan.

5	Opinion of Blank Rome LLP, counsel for the Registrant.

23.1	Consent of Blank Rome LLP (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the

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plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 23rd day of August, 2005.

MIDWAY GAMES INC.
By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

Power of Attorney
     Each person whose signature to this Registration Statement appears below hereby appoints David F. Zucker, Thomas E. Powell and Deborah K. Fulton, and each of them acting singly, as his or her attorney-in-fact, to sign on his or her behalf individually and in the capacity stated below (i) any and all amendments (including post-effective amendments), supplements and additions to this registration statement, (ii) any and all registration statements relating to an offering contemplated pursuant to Rule 415 of the Securities Act of 1933, as amended, and (iii) any and all registration statements filed pursuant to Rule 462 under the Securities Act, of Midway common stock and any and all amendments (including post-effective amendments), supplements and additions thereto, and to file each of the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title
/s/ David F. Zucker	August 23, 2005	President and Chief Executive Officer (Principal Executive

David F. Zucker		Officer)

/s/ Thomas E. Powell	August 23, 2005	Executive Vice President—Finance, Treasurer and Chief

Thomas E. Powell		Financial Officer (Principal Financial Officer)

/s/ James R. Boyle James R. Boyle	August 23, 2005	Vice President—Finance, Controller and Assistant Treasurer (Principal Accounting Officer)

/s/ Peter C. Brown	August 23, 2005	Director

Peter C. Brown

/s/ William C. Bartholomay	August 23, 2005	Director

William C. Bartholomay

/s/ Joseph A. Califano, Jr.	August 23, 2005	Director

Joseph A. Califano, Jr.

/s/ Kenneth D. Cron	August 23, 2005	Director

Kenneth D. Cron

/s/ Shari E. Redstone	August 23, 2005	Director

Shari E. Redstone

/s/ Ira S. Sheinfeld	August 23, 2005	Director

Ira S. Sheinfeld

/s/ Robert N. Waxman	August 23, 2005	Director

Robert N. Waxman

EXHIBIT INDEX

Exh. No.	Description
4.1	Specimen Certificate of Common Stock, incorporated by reference to the Registrant’s registration statement on Form S-1, as amended, effective October 29, 1996 (File No. 333-11919).

4.2	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the current report on Form 8-K filed by the Registrant on October 15, 2003.

4.3	Ratbag Equity Award Rights Plan adopted by the Registrant in July 2005.

4.4	Form of Rights Agreements between the Registrant and former employees of Ratbag under the Ratbag Equity Award Rights Plan.

5	Opinion of Blank Rome LLP, counsel for the Registrant.

23.1	Consent of Blank Rome LLP (contained in the Opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereof).